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                                                                    EXHIBIT 10-J

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT, made the 30 day of January, 1997 between Logistics Management, L.L.C., a Kentucky limited liability company ("Seller") and U.S. Trucking, Inc., a Nevada corporation ("Buyer"),

                              W I T N E S S E T H:

     WHEREAS Seller is the owner of all of the outstanding shares of capital stock of Gulf Northern Transport, Inc., a Wisconsin corporation ("GNTI"), and

     WHEREAS Buyer has agreed to purchase, and Seller has agreed to sell all of its shares in GNTI on the terms and conditions hereinafter contained.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties agree as follows:

1.   Schedules.

The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be a part hereof:

Schedule A:    Schedule showing the issued capital stock of GNTI together with the state of incorporation and a good standing certificate dated
               1997 from the Secretary of State.

Schedule B:    Balance Sheet and Profit and Loss Statement for GNTI for the
               period ending November 30, 1996.

Schedule C:    Contracts, including equipment financing, to which GNTI is a party and extending beyond one year following the date hereof or involving future payments in excess of $5,000.00.

Schedule D:    Pending of threatened litigation.

Schedule E:    Description of all operating location (where owned, deed or mortgage, as applicable - where leased, copies of lease agreements);


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Schedule F:    Listing all assets, including:

               F.1 detailed listing of tractors and trailers, including VIN #'s, and information as to any lien holders;

               F.2 detailed aged accounts receivable listing;

               F.3 cash balances, per bank account;

               F.4 physical inventory (spare parts, etc.) listing;

               F.5 listing of all non-revenue property;

               F.6 titles of all vehicles (copies where liens are applicable);

Schedule G:    Listing of all equipment operating leases, with lease agreements;

Schedule H:    Listing of all liabilities, including:

               H.1  detailed aged vendor payable listing; and

               H.2 detailed listing of all accrued liabilities, including payroll and related payroll taxes; insurance premiums or deductible liabilities; and workers compensation liabilities;

               H.3 listing of all debt, with balances and security identified and copies of all such debt agreements.

2.   Exhibits

Exhibit A:     Employment Agreement between Buyer and Danny Pixler.

Exhibit B:     Acquisition Agreement (of GNTI) between Seller and Mid-America
               Transporters Group, Inc.

Exhibit C:     Board Resolutions of Seller and Opinion of Counsel.

Exhibit D:     Board of Resolutions of U.S. Transportation Systems, Inc. and
               Opinion of Counsel.

3.   Purchase Price

Seller will sell to Buyer and, in reliance on the representations and warranties of Seller as contained herein and as otherwise expressed to Buyer and on the documents delivered in connection with the transaction contemplated hereby, Buyer will purchase, all of the outstanding shares of GNTI in consideration of
(a) the issuance and delivery to Seller of 25% (625 shares) of the issued and outstanding shares (2500 total outstanding shares) of


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common stock of the Buyer; (all stock of the Seller to be held in accordance with the referenced escrow agreement.)

4.   Representations and Warranties of Seller

Seller hereby represent and warrant as follows:

          4.1 Seller is the owner, beneficially and of record of all of the issued and outstanding shares of capital stock of GNTI, free and clear of any liens, pledges, security interests, claims or other encumbrances.

          4.2 GNTI has no ownership or capital interest, stock or otherwise in any entity.

          4.3 Except to the extent reflected or reserved against in the balance sheet as of November 30, 1996 or in any schedule attached thereto, GNTI as at such date had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due which are required to be reflected therein in accordance with generally accepted accounting principles (including without limitation, any liability for Federal, State or local taxes in respect of or measured by income or profit, accumulated or otherwise, for any period prior to November 30, 1996 or arising out of any transaction entered into prior to December 31, 1996). Seller further represents that there have been no material changes in the operations, assets, liabilities or customer base of GNTI from November 30, 1996 to date.

          4.4 The books and records of GNTI are maintained in accordance with generally accepted accounting principles and accurately reflect the financial condition of GNTI, and contain all of its liabilities required to be reflected therein in accordance with generally accepted accounting principles.


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          4.5 Except as set forth in Schedule D, there is no litigation, claim, assessment or judicial, administrative or governmental proceeding by or against GNTI pending, or, to the knowledge of Seller, threatened, nor does Seller know of any legal basis for any such litigation, claim, assessment or proceeding in the future.

          4.6 The execution and delivery of this Agreement, and the performance of the transaction contemplated hereby have been duly authorized by Seller. This Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as enforceability may be limited by bankruptcy and other similar law.

          4.7 The Seller represents that no less than Ninety Percent (90%) of its outstanding stock is owned or otherwise controlled by Dan Pixler or Anthony Huff.

          4.8 Seller represents that the Exhibits & Schedules attached hereto are complete & accurate.

          4.9 Seller represents that GNTI is a corporation duly organized and validly existing and in good standing under the laws of the State of Arkansas.

5.   Representations and Warranties of Buyer

Buyer hereby represents and warrants as follows:

          5.1 Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada.

          5.2 The execution and delivery of this Agreement and the other agreements to be delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under Buyer's Certificate of Incorporation or By-Laws or any law, statute, judgment, decree,


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     order, rule or regulation of any Federal, state, local or other governmental entity or instrumentality thereof or any court, agency or similar body or any contract, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree applicable to or binding upon Buyer.

          5.3 The execution and delivery of this Agreement and the other agreements to be delivered by Buyer in connection herewith, and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the other agreements to be delivered by Buyer in connection therewith are the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms except as enforceability may be limited by bankruptcy and other similar laws.

          5.4 The shares of common stock to be issued to Seller hereunder have been duly authorized, validly issued and are fully paid, nonassessable and subject to no claims, liens, pledges, security interest or encumbrances of any kind. Buyer has issued and outstanding 625 shares of common capital stock and there are no outstanding shares of any other capital stock other than 1,875 shares held of record and beneficially by U.S. Transportation Systems, Inc. No other persons have any direct or indirect interest, contingent or otherwise, in the capital stock of Buyer, including without limitation any rights to purchase any Buyer shares or options, warrants or securities convertible into or excercisable for Buyer shares.

          5.5 Buyer agrees to permit GNTI to reimburse Seller up to Seventy Thousand Dollars ($70,000) for any verified funds invested by Seller into GNTI since


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     its acquisition by Seller which amount is properly recorded on GNTI's accounting books and records as a liability due to a related party.

6.   Indemnification

     Seller shall indemnify and hold harmless Buyer as to any damage or losses incurred by Buyer as a result of any breach of this Agreement, to include any breach of Seller's representations and warranties.

7.   Survival of Representations and Warranties

All representations, warranties and agreements of Seller and Buyer contained herein and in any document delivered in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement, the closing hereunder and any investigation made by or in behalf of Seller or Buyer, as the case may be.

8.   Notices

All notices, requests, demands or other communications required to be given or made hereunder shall be in writing and shall be deemed to be well and sufficiently given in hand, delivered, or three (3) business days after being mailed by prepaid Certified Mail, Return Receipt Requested, if to Seller, addressed to:

Logistics Management, L.L.C.          and      Lynch, Cox, Gilman & Mahan,
2100 Citizens Plaza                            P.S.C.
Louisville, KY 40202                           500 Meidinger Tower
Attn: Anthony Huff, Manager                    Louisville, Kentucky 40202
                                               Attn: Judson B. Wagenseller

                                     and
                                               Scott Zoppoth, Esquire
                                               2121 Citizens Plaza
                                               Louisville, Kentucky 40202

and it to Buyer, addressed to:


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U.S. Trucking, Inc.                  and      Wagner & Di Maio L.C.
33 West Main Street                           52-15 11th Street
Elmsford, New York 10523                      Long Island City, New York 11101

Such notice shall be deemed to have been given on the date of delivery. Any party may change its address for notice by written communication mailed or delivered as aforesaid.

9.   Partial Invalidity

In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein:

10.  Execution in Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become a binding Agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties. The Closing shall be deemed to have taken place at the offices of Buyer, 33 West Main Street, Elmsford, New York 10523 on the date first above written.

11.  Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Whenever the singular or masculine is used, the same shall be construed as the plural, feminine or neuter where the context so requires.


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12.  No Modification

This Agreement shall not be modified or amended except by written agreement signed by the parties to be bound thereby.

13.  Publicity

No press release or disclosure of terms will be issued by Buyer and Seller without the other party's consent, which will not be unreasonably withheld, except as required by law, but prior notice to the extent possible.

14.  Governing Law

This Agreement has been executed in the State of New York, and Buyer has its executive offices in the State of New York. All questions concerning the validity or intention of this Agreement and all questions relating to performance hereunder shall be resolved under the laws of the State of New York and Seller consents to jurisdiction in the Supreme Court of the State of New York, where any actions on the contract must be brought.


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15.  Headings

The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have on the day and year first above written caused these presents to be executed in their behalf.


LOGISTICS MANAGEMENT, L.L.C.                  U.S. TRUCKING, INC.

By:/s/ Anthony Huff                           By:/s/ Ronald Sorci,  Treasurer
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                                                 Ronald Sorci,  Treasurer

Witness                                         Witness

/s/ John Ragland                                /s/  Diana Hernandez
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